UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2022
KONTOOR BRANDS, INC.

(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
Kontoor Brands, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders on April 19, 2022. The Company’s shareholders (i) elected three Class III director nominees and one Class I director nominee, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and (iii) approved the compensation of the Company’s named executive officers.
The final voting results with respect to each of the three proposals are set forth below.
Proposal 1. To elect three Class III directors and one Class I director for a term ending at the Company’s 2023 annual meeting of shareholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Scott Baxter (Class III)	44,776,948	651,724	88,182	4,742,808
Robert Shearer (Class III)	44,752,861	679,434	84,560	4,742,808
Mark Schiller (Class III)	45,155,570	274,559	86,726	4,742,808
Ashley Goldsmith (Class I)	45,095,064	341,298	80,492	4,742,808
Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
50,021,095	128,136	110,432
Proposal 3. To approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
44,299,992	1,001,219	215,643	4,742,808

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: April 20, 2022	By:	/s/ Rustin Welton
	Name:	Rustin Welton
	Title:	Executive Vice President and Chief Financial Officer